Exhibit 99.1

Take-Two Interactive Software, Inc. Reports Third Quarter Fiscal 2004 Financial Results

    NEW YORK--(BUSINESS WIRE)--Sept. 9, 2004--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its third quarter and nine months ended July 31, 2004.
    Net sales for the third quarter ended July 31, 2004 were $160.9 million, compared to $152.1 million for last year's third quarter. Net loss for the quarter was $14.4 million, compared to net income of $5.7 million last year, with a net loss of $0.32 per share compared to net income per share of $0.13 last year.
    Net sales for the nine months ended July 31, 2004 were $689.7 million, compared to $756.1 million for the same period a year ago, a period which included significant sales of the blockbuster title Grand Theft Auto: Vice City for PlayStation(R)2 and the then newly released titles Midnight Club 2 for PlayStation 2 and Grand Theft Auto: Vice City for PC. Net income of $2.7 million compared to $71.9 million in the comparable period last year, with diluted net income per share of $0.06 compared to $1.68.

    Guidance

    Take-Two is updating its guidance for fiscal 2004 as follows:

    -- For the fiscal year ending October 31, 2004, Take-Two's guidance is $1.145 to $1.160 billion in net sales and $1.60 to $1.62 in diluted net income per share.

    Take-Two is issuing initial guidance for fiscal 2005 as follows:

    -- For the fiscal year ending October 31, 2005, $1.2 to $1.3 billion in net sales and $2.00 to $2.20 in diluted net income per share.

    -- For the first quarter ending January 31, 2005, $420 to $460 million in net sales and $1.00 to $1.10 in diluted net income per share.

    Liquidity and Selected Balance Sheet Items

    Take-Two used approximately $60 million in cash for operating activities in the quarter. Working capital was approximately $351 million at July 31, 2004, as compared with approximately $296 million at the same time a year ago. The Company had approximately $198 million in cash as of July 31, 2004, as compared to $226 million in cash at July 31, 2003.

    Publishing Highlights - Third Quarter

    Rockstar's new title Red Dead Revolver, released in late April for PlayStation 2 and Xbox, was a significant contributor to third quarter results. Designed by Rockstar San Diego, the developers of Rockstar Games' successful Midnight Club and Smuggler's Run franchises, Red Dead Revolver was the top-performing product in Take-Two's publishing business this quarter and was a top ten title in the United States in May, June and July according to NPDFunworld(SM). Rockstar's Grand Theft Auto: Vice City was released in Japan for the PlayStation 2 and PC in late May, under a license agreement with Capcom Co., Ltd. According to Media Create Co., Ltd., a leading market research firm covering the Japanese console gaming market, the PlayStation 2 title has sold over 400,000 copies as of the week ended August 29, 2004, making it one of the most successful debuts of a Western video game in Japan.
    Rockstar also launched the PlayStation 2 Greatest Hits versions of Midnight Club 2 and Grand Theft Auto: Vice City, bringing Take-Two's catalog of Greatest Hits products for PlayStation 2 to eight titles.
    Global Star launched ESPN NFL 2K5 for both the PlayStation 2 and Xbox in North America at the end of July, the first title released under the co-publishing and exclusive distribution agreement with Sega Corporation for the ESPN Videogames sports titles. Global Star also shipped Army Men: Sarge's War and Dragon Tales.
    To streamline Take-Two's publishing operations, the Company is reorganizing its publishing business into two labels: Rockstar Games and Global Star Software. Rockstar will continue to focus on premium priced, groundbreaking entertainment, while Global Star's portfolio will be significantly broadened. In addition to publishing the ESPN Videogames sports line and all value priced titles, Global Star will publish both premium and value priced licensed properties, as well as the products that were formerly under the Company's Gathering label.

    Publishing Highlights - Fourth Quarter

    Take-Two has an extensive product lineup planned this holiday season, beginning in the fourth quarter. Rockstar will introduce Grand Theft Auto: San Andreas, the next iteration in the globally successful franchise which has sold over 32 million units. Developed by world-class designers Rockstar North, Grand Theft Auto: San Andreas will be available exclusively for the PlayStation 2 and is expected to be in stores in North America on October 26, 2004 and in Europe on October 29, 2004. The title's launch date was moved to allow additional time for final testing of the game, which exceeds the size, depth and scope of traditional videogames. Rockstar has been extensively previewing the game to the trade press, and the title has appeared on the cover of several key trade publications since it was revealed to the public at this year's E3 industry tradeshow. Rockstar also plans to release an extension of the Grand Theft Auto franchise for the Game Boy Advance in late October.
    Global Star's fourth quarter line-up leads with ESPN NHL 2K5 for both the PlayStation 2 and Xbox, which is in North American retail stores now. Later this quarter Global Star will release ESPN NBA 2K5, also for PlayStation 2 and Xbox. Other fourth quarter releases include
Conflict: Vietnam, the next game in the successful Conflict series, to be distributed in North America on the PlayStation 2, Xbox and PC; Kohan II: Kings of War for PC; Robotech: Invasion and Outlaw Golf 2 for PlayStation 2 and Xbox; and a Game Boy Advance title based on Cartoon Network's hit series Codename: Kids Next Door. Gathering's product lineup for the fourth quarter includes Wings of War for the Xbox and PC; and The Guy Game for PlayStation 2 and Xbox, which are all in retail stores now; and Vietcong: Purple Haze for PlayStation 2 and Xbox.

    Future Publishing Highlights

    Midnight Club 3: DUB Edition, the third installment in the multi-million unit selling, genre-defining Midnight Club racing franchise developed by Rockstar San Diego, is planned for release on PlayStation 2 and Xbox in January 2005. The Warriors(TM), a new title based on the Paramount Pictures feature film, is scheduled for launch on PlayStation 2 in April 2005. Additional products planned for fiscal 2005 from Rockstar Games include Grand Theft Auto: San Andreas for PC in the third quarter, as well as two new console titles based on proven brands from Rockstar's internal studios, in the third and fourth quarters. Rockstar also plans to release Grand Theft Auto: San Andreas in Japan in fiscal 2005.
    Global Star's fiscal 2005 lineup includes the full line of ESPN Videogames sports titles, beginning with ESPN College Hoops in the first quarter, followed by ESPN Major League Baseball in the second quarter.
    As recently announced, Global Star will be introducing videogame and PC titles based on the Warner Bros. Pictures film, Charlie and the Chocolate Factory, directed by Tim Burton and starring Oscar nominated actor Johnny Depp as Willy Wonka. The launch of the videogames is scheduled to coincide with the Summer 2005 release of the feature film.
    Other products planned for fiscal 2005 release by Global Star include Close Combat: First to Fight for Xbox and PC; Dora The
Explorer: Super Star Adventures for Game Boy Advance; Stronghold 2 for PC; Ford Mustang: 40th Anniversary Edition for PlayStation 2 and Xbox; a deluxe version of Outlaw Volleyball for the PlayStation 2 featuring new content and enhancements to the franchise; and console versions of
Codename: Kids Next Door, Spy vs. Spy, Motocross Mania 3 and Outlaw
Tennis.

    Distribution Highlights

    The Company's Jack of All Games subsidiary, the leading North American distributor of videogame software, continues to capitalize on the growing installed base of hardware and proliferation of software titles and outlets to purchase software. Jack emphasizes sales of both exclusive and non-exclusive mid- and budget-priced software and serves as the exclusive distributor for all of Global Star's value-priced products.

    Management

    During the quarter, Take-Two added two new executives to its management team and appointed a new member to its Board of Directors. Sam Judd joined as Senior Vice President, Planning and Administration, where he oversees business planning, strategy development and information technology. Mr. Judd spent the past 11 years at Viacom Inc., most recently leading the finance, customer service, warehouse, manufacturing and supply chain functions for the Simon & Schuster division, a global publishing business. Mr. Judd's prior experience includes finance and strategy consulting for a variety of clients, several years at PepsiCo Inc. in corporate and divisional financial positions and finance roles with IBM.
    David Messenger joined as Senior Vice President, Human Resources. Prior to joining Take-Two, Mr. Messenger was leading Towers Perrin's change management practice. He has extensive experience in human resources strategy and operations, compensation and performance management, mergers and acquisitions, organization design and leadership development. Mr. Messenger's clients included Universal Studios, Universal Music, Sony Corporation and Sony Music.
    As previously announced, Barbara A. Kaczynski was appointed as a director of the Company in July. Ms. Kaczynski chairs Take-Two's Audit Committee and is considered a financial expert as defined by the Securities and Exchange Commission. Ms. Kaczynski was most recently Chief Financial Officer of the National Football League (NFL), where she directed the operations of the finance, treasury, budgeting, planning, internal audit and information technology organizations of the NFL. Prior to the NFL, Ms. Kaczynski held several senior financial positions at various companies, including the position of Vice President of Finance and Controller for Time, Inc., where she spent almost 10 years.

    Management Comments

    Richard W. Roedel, Chairman and Chief Executive Officer, commented, "We are pleased with the progress we have made in building and diversifying our product portfolio through the introduction of several new Rockstar brands and the launch of the ESPN sports titles. Our product pipeline going into 2005, which includes titles based on proven franchises, new brands and licensed properties, is one of the strongest in the Company's history. Combined with the expansion of our management team and the strengthening of our internal operations, we believe we are building the foundation for long term, sustained growth. As a result, we are confident that the continued execution of our business strategy will enable Take-Two to maintain a leadership position in the interactive entertainment industry and lead to an even stronger financial position going forward."

    Conference Call

    Take-Two will host a conference call today at 4:30 pm Eastern Time to review its results for the third quarter and to discuss its outlook. A live webcast of the call is available by visiting http://ir.take2games.com and a replay of the call will be archived through the close of business on Friday, September 17, 2004.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, Xbox(R), Nintendo GameCube(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and on Form 10-Q for the quarter ended April 30, 2004 in the section entitled "Cautionary Statement and Risk Factors".




TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three and nine months ended
July 31, 2004 and 2003 (unaudited)
(In thousands, except per share data)



                             Three months ended    Nine months ended
                                  July 31,              July 31,

                                          2003 -               2003 -
                                2004     Restated    2004     Restated
                           ----------- ---------- ---------- ---------
                                 (Unaudited)          (Unaudited)

Net sales                    $160,858  $152,055    $689,738  $756,086
Cost of sales
   Product costs              101,156    81,642     430,107   384,984
   Royalties                   14,600    10,052      47,614    66,595
   Software development costs   2,242     1,842       7,797     8,558
                           ----------- --------- ----------- ---------
      Total cost of sales     117,998    93,536     485,518   460,137
                           ----------- --------- ----------- ---------

        Gross profit           42,860    58,519     204,220   295,949

Operating expenses
   Selling and marketing       24,677    20,013      82,850    76,928
   General and administrative  24,685    19,372      72,775    67,701
   Research and development    10,529     7,043      32,186    17,419
   Depreciation and
    amortization                4,327     2,930      11,982    13,689
                           ----------- --------- ----------- ---------
     Total operating
      expenses                 64,218    49,358     199,793   175,737

        Income (loss) from
         operations           (21,358)    9,161       4,427   120,212

Interest income, net              530       625       1,604     1,713
Gain on Internet
 investments                        -         -           -        39
                           ----------- --------- ----------- ---------
     Total non-operating
      income                      530       625       1,604     1,752

      Income (loss) before
       income taxes           (20,828)    9,786       6,031   121,964

Provision (benefit) for
 income taxes                  (6,393)    4,090       3,284    50,110
                           ----------- --------- ----------- ---------

        Net income (loss)    $(14,435)   $5,696      $2,747   $71,854
                           =========== ========= =========== =========

Per share data:

   Basic:
    Weighted average common
     shares outstanding        44,840    42,266      44,615    41,424
                           =========== ========= =========== =========
     Net income (loss)
      per share - Basic        $(0.32)    $0.13       $0.06     $1.73
                           =========== ========= =========== =========

   Diluted:
    Weighted average common
     shares outstanding        44,840    43,548      45,554    42,701
                           =========== ========= =========== =========

    Net income (loss)
     per share - Diluted       $(0.32)    $0.13       $0.06     $1.68
                           =========== ========= =========== =========



                             Three months ended    Nine months ended
OTHER INFORMATION                July 31,              July 31,
------------------
                                         2003 -                2003 -
                                2004    Restated     2004     Restated
                           ----------- --------- ----------- ---------
   Total revenue mix
   -----------------

        Publishing                 61%       59%         61%       69%
        Distribution               39%       41%         39%       31%

   Geographic revenue mix
   -----------------------

        North America              75%       75%         76%       72%
        International              25%       25%         24%       28%

   Publishing platform
    revenue mix
   -----------------------

        Sony PlayStation 2         61%       39%         55%       80%
        Sony PlayStation            2%        4%          2%        4%
        Microsoft Xbox             26%       15%         34%        4%
        GameCube                    1%        -           1%        -
        PC                          6%       41%          3%       11%
        Handheld                    2%        -           3%        -
        Accessories                 2%        1%          2%        1%






TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of July 31, 2004 (unaudited) and
October 31, 2003
(In thousands, except share data)


ASSETS                                           July 31,  October 31,
                                                   2004       2003
                                                 --------- -----------

Current assets
  Cash and cash equivalents                        $197,951  $183,477
  Accounts receivable, net of allowances of
   $51,970 and $62,817 at July 31, 2004 and
   October 31, 2003, respectively                    79,486   166,536
  Inventories, net                                   96,882   101,748
  Prepaid royalties                                  40,602    12,196
  Prepaid expenses and other current assets          56,909    41,112
  Deferred tax asset                                  8,333     8,333
                                                   --------- ---------
             Total current assets                   480,163   513,402


Fixed assets, net                                    30,589    22,260
Prepaid royalties                                     3,333     8,439
Capitalized software development costs, net          25,792    16,336
Goodwill, net                                       123,703   101,498
Intangibles, net                                     33,586    44,836
Other assets, net                                       413       527
                                                   --------- ---------
             Total assets                          $697,579  $707,298
                                                   ========= =========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                  $63,275  $106,172
  Accrued expenses and other current liabilities     65,857    56,883
  Income taxes payable                                  167     2,265
                                                   --------- ---------
             Total current liabilities              129,299   165,320

Deferred tax liability                                8,486     8,486

                                                   --------- ---------
             Total liabilities                      137,785   173,806
                                                   --------- ---------

Stockholders' equity
  Common stock, par value $.01 per share;
   100,000,000 shares authorized; 45,048,528 and
   44,227,215 shares issued and outstanding at
   July 31, 2004 and October 31, 2003, respectively     450       442
  Additional paid-in capital                        372,034   350,852
  Deferred compensation                              (2,644)   (1,890)
  Retained earnings                                 187,771   185,024
  Accumulated other comprehensive income (loss)       2,183      (936)
                                                   --------- ---------
             Total stockholders' equity             559,794   533,492

                                                   --------- ---------
             Total liabilities and stockholders'
              equity                               $697,579  $707,298
                                                   ========= =========

    CONTACT: Take-Two Interactive Software, Inc.
             Corporate Press/Investor Relations:
             Jim Ankner, 646-536-3006
             Fax: 646-536-2926
             james.ankner@take2games.com
             or
             Comm-Counsellors, LLC
             Corporate Press Relations:
             Ed Nebb, 203-972-8350
             Fax: 203-966-2768
             enebb@optonline.net